SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                       UNITED DOMINION REALTY TRUST, INC.
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                             [UNITED DOMINION LOGO]
                                                         March 31, 1997

         Fellow Shareholders:

              Please accept my personal invitation to attend the Annual Meeting of Shareholders to be held on Tuesday, May 6, 1997, at 4:00 p.m. at the Omni Richmond Hotel, 12th and Cary Streets, Richmond, Virginia. The business to be conducted at the meeting is set forth in the formal notice that follows. At the meeting, management will review 1996, report on recent financial results and discuss expectations for the future. The directors and senior management will be available to answer any questions from the floor. After the meeting, there will be a reception and you will have the opportunity to speak informally with the directors, officers and other management of the Company.

              We rely upon all shareholders to execute and return their proxies promptly in order to avoid costly proxy solicitation. Therefore, in order to save the unnecessary expense of further proxy solicitation, even if you plan to attend the Annual Meeting, please complete, date and promptly return the enclosed proxy card in the envelope provided. If you attend the Annual Meeting, as I hope you do, you may withdraw your proxy at the meeting and vote your shares in person from the floor. Your vote is important to the Company.

                                  Sincerely,

                                  UNITED DOMINION REALTY TRUST, INC.

                                  /s/ JOHN P. MCCANN
                                  --------------------------------
                                  JOHN P. MCCANN
                                  PRESIDENT AND CHAIRMAN OF THE BOARD

      10 SOUTH SIXTH STREET, RICHMOND, VIRGINIA 23219-3802 / 804-780-2691

                             [UNITED DOMINION LOGO]
                                                                  March 31, 1997

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                       TO BE HELD ON TUESDAY, MAY 6, 1997

The Annual Meeting of Shareholders of United Dominion Realty Trust, Inc. will be held at the Omni Richmond Hotel, 12th and Cary Streets, Richmond, Virginia, on Tuesday, May 6, 1997 at 4:00 p.m., for the following purposes:

1. To elect twelve directors to serve for the ensuing year.

2. To consider and vote upon amendments of the Company's 1991 Stock Purchase and Loan Plan which will (i) allow participation by key employees, in addition to officers of the Company, (ii) increase the number of shares of Common Stock that can be issued from 600,000 shares to 1,400,000 shares, (iii) provide that neither shares fully paid for by a participant nor shares purchased by a participant and reacquired by the Company from that participant shall be counted in any determination of the number of shares issued under the Stock Purchase Plan, and (iv) extend the termination date from 2001 to 2010.

3. To consider and vote upon amendments of the Company's 1985 Stock Option Plan which will allow independent directors leaving the Board with over 10 years of service to exercise stock options upon the earlier to occur of (i) the date of termination of the stock options or (ii) the second anniversary of termination of service on the Board.

4. To transact such other business as may properly come before the meeting.

The holders of shares of Common Stock of record at the close of business on March 14, 1997 are entitled to vote at the meeting. If you are present at the meeting, you may vote in person even though you have previously delivered your proxy.

                                          By Order of the Board of Directors

                                          /s/ KATHERYN E. SURFACE
                                          ---------------------------------
                                          Katheryn E. Surface
                                          CORPORATE SECRETARY

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                       UNITED DOMINION REALTY TRUST, INC.

                                PROXY STATEMENT

                                 MARCH 31, 1997

GENERAL

     The enclosed proxy is solicited by the directors of United Dominion Realty Trust, Inc. (the "Company") for the Annual Meeting of Shareholders to be held at the Omni Richmond Hotel, 12th and Cary Streets, Richmond, Virginia, at 4:00 p.m. on Tuesday, May 6, 1997 (the "Annual Meeting"). The proxy may be revoked at any time prior to voting thereof by notifying the persons named therein of intention to revoke or by conduct inconsistent with continued effectiveness of the proxy, such as delivery of a later dated proxy or appearance at the meeting and voting in person the shares to which the proxy relates. Shares represented by executed proxies will be voted, unless a different specification is made therein, FOR election as directors of the persons named therein, FOR approval of the amendments to the 1991 Stock Purchase and Loan Plan (the "Stock Purchase Plan"), and FOR approval of the amendments to the 1985 Stock Option Plan (the "Stock Option Plan"), as each is described herein. This proxy statement and the enclosed proxy were mailed beginning March 31, 1997 to shareholders of record at the close of business on March 14, 1997 (the "Record Date"). The Company has mailed each shareholder of record as of the Record Date an Annual Report that includes audited financial statements for the year ended December 31, 1996.

     At the close of business on the Record Date, the Company had 86,288,728 shares outstanding and entitled to vote. Each share has one vote on all matters including those to be acted upon at the Annual Meeting. The holders of a majority of such shares present at the Annual Meeting in person or represented by proxies will constitute a quorum. If a quorum is present, the affirmative vote of (i) a plurality of the shares voting at the Annual Meeting is required to elect directors, and (ii) a majority of the shares voting at the Annual Meeting is required to approve amendment of the Stock Purchase Plan and the Stock Option Plan, provided the total number of shares voted is a majority of the shares outstanding and entitled to vote. Shareholders who wish to abstain from voting on any matter to be voted on at the Annual Meeting may do so by specifying that their vote on such matter be withheld in the manner provided in the enclosed proxy, and the shares otherwise votable by such shareholders will not be included in determining the number of shares voted on such matter. The Company will comply with instructions in a proxy executed by a broker or other nominee shareholder that less than all of the shares of which such shareholder is the holder of record on the Record Date are to be voted on a particular matter. All such shares which are not voted ("broker non-votes") will be treated as shares as to which vote has been withheld.

     The mailing address of the Company is 10 South Sixth Street, Richmond, Virginia 23219-3802. Notices of revocation of proxies should be sent to that address.

     THE COMPANY WILL PROVIDE SHAREHOLDERS, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 1996, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, ON WRITTEN REQUEST TO THE MAILING ADDRESS SET FORTH ABOVE, ATTENTION: INVESTOR SERVICES.

OWNERSHIP OF EQUITY SECURITIES

     "Beneficial ownership" as used herein has been determined in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and is not to be construed as an admission that any of such shares are in fact beneficially owned by any person. As of the Record Date, there are no shareholders known to the Company who own beneficially 5% or more of the outstanding shares of Common Stock.

     Beneficial ownership of shares as of the Record Date by directors and officers of the Company and nominees for election at the Annual Meeting, including shares deemed owned as a consequence of ownership of stock options exercisable within 60 days, is indicated in the table below. Except as otherwise indicated in the footnotes, each person named in the table and included in the director/officer group has sole voting and investment powers as to such shares, or shares such powers with his or her spouse and minor children, if any.

                                                            SHARES BENEFICIALLY OWNED (1)
                                                    ---------------------------------------------
                                                         IMMEDIATELY          THROUGH OPTIONS (2)
                                                    ---------------------     -------------------
                      NAME                           NUMBER       PERCENT     NUMBER      PERCENT
------------------------------------------------    ---------     -------     -------     -------
Jeff C. Bane....................................      105,820(3)    0.1         8,000        --
Richard B. Chess (6)............................       65,650       0.1        87,000       0.1
R. Toms Dalton, Jr..............................       33,740        --         6,000        --
James Dolphin...................................      142,410(4)    0.2        92,353(5)    0.1
Richard A. Giannotti............................       56,446       0.1        48,748(5)    0.1
David L. Johnston...............................      112,663       0.1            --(5)     --
Barry M. Kornblau...............................      257,940       0.3        43,241(5)    0.1
John C. Lanford.................................       12,323        --         8,000        --
John P. McCann..................................      360,614(3)(4) 0.4       297,811(5)    0.3
H. Franklin Minor...............................       64,900       0.1         8,000        --
Lynne B. Sagalyn................................        1,000        --         7,000        --
Mark J. Sandler.................................       51,030       0.1            --        --
Robert W. Scharar...............................       33,172        --            --        --
John S. Schneider...............................      572,802(7)    0.7            --(5)     --
Robert F. Sherman...............................      182,347(7)    0.2            --(5)     --
Ira T. Wender...................................       37,325        --            --(8)     --
C. Harmon Williams, Jr..........................       98,668(3)    0.1         8,000        --
All directors and officers as a group
  (36 persons)..................................    2,354,611(4)    2.7       903,388(5)    1.0

---------------

(1) Includes shares beneficially owned by officers and directors elected in connection with the merger (the "South West Merger") with South West Property Trust Inc. ("South West") approved by the shareholders at the special meeting on December 10, 1996 (the "1996 Special Meeting").

(2) Assumes exercise in full of all options exercisable within 60 days.

(3) Includes, in the case of Messrs. McCann, Bane and Williams and all directors and officers as a group, 37,500 shares owned by Planned Property Realty Corp., of which Mr. McCann is President and 50% shareholder and of which Messrs. Bane and Williams are each 25% shareholders.

(4) Includes 10,000 shares held by the Profit Sharing Plan of the Company (the "Profit Sharing Plan") of which Messrs. McCann and Dolphin are trustees and under which they share voting and investment powers as to such shares.

(5) Does not include 97,815 shares, 68,252 shares, 30,000 shares, 92,071 shares, 136,525 shares, 30,000 shares, 30,000 shares and 661,628 shares issuable upon exercise of options granted to Messrs. Dolphin, Giannotti, Johnston, Kornblau, McCann, Schneider and Sherman and all directors and officers as a group, respectively, which are not exercisable within 60 days.

(6) Effective December 31, 1996, Mr. Chess was no longer employed by the
    Company.

(7) Includes 10,000 shares purchased pursuant to the Stock Purchase Plan subject to shareholder approval of the proposed amendments of the Stock Purchase Plan. These shares cannot be voted until such approval is obtained. See "Proposed Amendment of 1991 Stock Purchase and Loan Plan -- Sales of Shares Pursuant to Stock Purchase Plan."

ELECTION OF DIRECTORS

     At the Annual Meeting twelve directors are to be elected, each to hold office until the next Annual Meeting of Shareholders and until his or her successor is duly elected and qualified, except in the event of death, resignation or removal. Unless otherwise specified, proxies solicited hereby will be voted FOR election of the nominees listed below, except that in the event any of those named should not continue to be available for election, discretionary authority may be exercised to vote for a substitute. No circumstances are presently known that would render any nominee named herein unavailable. All of the nominees are now members of the Board of Directors and, except for Messrs. Sandler, Scharar and Schneider, were elected at the 1996 Annual Meeting of Shareholders. Messrs. Sandler, Scharar and Schneider were elected to fill the vacancies in the Board created when the Company's Bylaws were amended to increase the Board from nine to thirteen members at the 1996 Special Meeting. Ira T. Wender, who was also elected at the 1996 Special Meeting, has reached mandatory retirement age and will be retiring from the Board at the Annual Meeting. Effective upon Mr. Wender's retirement, the Company's Bylaws will again be amended to reduce the Board from thirteen to twelve members.

     The nominees, their ages, the year of election of each to the Board, their principal occupations during the past five years or more, and directorships of each in other companies, are as follows:

     Jeff C. Bane, 67, is President of Blake & Bane Inc., Richmond, Virginia, real estate brokers. He is a director of F&M Bank, Richmond, Virginia. He was first elected to the Board in 1972.

     R. Toms Dalton, Jr., 64, is a partner with Allen & Carwile, Waynesboro, Virginia, attorneys. He is a director of First Virginia Bank of Augusta, Waynesboro, Virginia. He was first elected to the Board in 1973.

     James Dolphin, 47, is Executive Vice President and Chief Financial Officer of the Company. He was first elected to the Board in 1988.

     Barry M. Kornblau, 47, is Senior Vice President and Director of Apartments/Eastern Division of the Company. He is also a director of Commerce Bank and Community Bankshares, each of Richmond, Virginia. He was first elected to the Board in 1993.

     John C. Lanford, 66, is President and Chief Executive Officer of Adams Construction Co., Inc., Roanoke, Virginia, general contractors. He was first elected to the Board in 1973.

     John P. McCann, 52, is President, Chief Executive Officer and Chairman of the Board of Directors of the Company. He is a director of Crestar Bank, Capitol Region, Richmond, Virginia and Storage USA, Inc., Columbia, Maryland. He was first elected to the Board in 1978.

     H. Franklin Minor, 63, is an attorney-at-law and real estate broker in Richmond, Virginia. He was first elected to the Board in 1974.

     Lynne B. Sagalyn, 49, has been a professor and the coordinator of the Real Estate Program at the Columbia University Graduate School of Business since 1992. From 1991 to 1992, she was a visiting professor at Columbia. From 1987 to 1991, she was an associate professor of Planning and Real Estate Development at Massachusetts Institute of Technology. She is also on the faculty of the Homer Hoyt Institute for Advanced Studies in Real Estate and Land Economics. Ms. Sagalyn is a director of The Nature Conservancy, National Real Estate Advisory Board and The Retail Initiative. She was first elected to the Board in 1996.

     Mark J. Sandler, 54, was a senior managing director of Bear, Stearns & Co., Inc., an investment banking firm, in charge of its real estate operations from prior to 1987 until his retirement in October 1988. Since that time, Mr. Sandler has managed his personal and family investments. Mr. Sandler was a director of South West, and he was elected to the Board of the Company at the 1996 Special Meeting.

     Robert W. Scharar, 48, is President and a director of FCA Corp., a registered investment advisor which he founded in 1983. He is also president and a director of FCA Investment Company, a small business investment company, and serves as a trustee of First Commonwealth Mortgage Trust and of United Investors Realty Trust, both of which are REITs. Mr. Scharar is also past president of the American Association of Attorneys -- CPAs. Mr. Scharar was a director of South West, and he was elected to the Board of the Company at the 1996 Special Meeting.

     John S. Schneider, 58, is an Executive Vice President and Vice Chairman of the Board of the Company. He is the former Chief Executive Officer and Chairman of the Board of South West. Mr. Schneider graduated from the Harvard Business School in 1967 and was employed by the investment banking firm of Donaldson, Lufkin and Jenrette until 1973, when he cofounded a predecessor firm to South West. Mr. Schneider was elected to the Board at the 1996 Special Meeting.

     C. Harmon Williams, Jr., 65, is a real estate broker in Charlottesville, Virginia. He was first elected to the Board in 1972 and served as Chairman of the Board from 1977 until 1996.

COMMITTEES OF THE BOARD

     The Board has established an Executive Committee, a Compensation Committee and an Audit Committee as its standing committees. The Executive Committee has, to the extent permitted by law, all powers vested in the Board of Directors except such powers specifically denied it by the full Board. During 1996, Messrs. Dolphin, McCann and Williams were the members of the Executive Committee. The Compensation Committee sets directors' fees, the compensation of the President and approves the compensation of the Executive and Senior Vice Presidents (the "Named Executives"). It also administers the contributions and awards, if any, under employee benefit plans and management incentive programs, and other management compensation, if any. Additionally, the Compensation Committee approves the calculation of incentive/bonus compensation under the employment agreements described in "Employment Agreements" below. The members of the Compensation Committee during 1996 are identified below under "Compensation Committee Interlocks and Insider Participation." The Audit Committee reviews the financial reporting practices of the Company and the external audit function. Messrs. Bane and Minor and Dr. Sagalyn were the members of the Audit Committee during 1996.

     During 1996, the Board held 16 meetings (including 8 special meetings), the Compensation Committee held two meetings and the Audit Committee held two meetings. The Executive Committee did not meet during the year. Each director attended at least 75% of the meetings of the Board and of the committee to which he or she was assigned.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1996, the Compensation Committee consisted of Messrs. Dalton, Lanford and Williams. As described under "Compensation Committee Report on Executive Compensation," Mr. McCann recommends the base and incentive compensation of the Company's other Named Executives.

INDEBTEDNESS OF OFFICERS TO COMPANY

     The executive officers of the Company listed in the table below are indebted to the Company for Common Stock purchased pursuant to the Stock Purchase Plan. The table indicates the largest amount of the indebtedness outstanding since the beginning of fiscal year 1996 and the amount outstanding at March 31, 1997. As provided in the Stock Purchase Plan, such indebtedness bears interest at 7% per annum.

                                                    MAXIMUM INDEBTEDNESS          MAXIMUM
                                                      SINCE JANUARY 1,         INDEBTEDNESS
                      NAME                                  1996             AT MARCH 31, 1997
------------------------------------------------    --------------------     -----------------
John P. McCann..................................         $1,500,690             $ 1,464,254
John S. Schneider...............................            156,345                 156,345
James Dolphin...................................            684,030                 668,952
Barry M. Kornblau...............................            679,391                 663,392
Richard A. Giannotti............................            472,625                 462,413
Richard B. Chess................................            468,821                 458,360
Robert F. Sherman...............................            156,345                 156,345

COMPENSATION OF DIRECTORS

     For 1996, directors were paid retainer fees of $12,000 plus $1,000 for each regular meeting attended. During 1996, the directors as a group (other than Messrs. McCann, Dolphin and Kornblau, who received no additional compensation for serving as directors) received fees of $141,000. Each independent director also receives an automatic annual grant of 2,000 stock options. In March of 1997, the Board, upon recommendation of the Compensation Committee, approved a proposal to amend the Stock Option Plan to extend the deadline for exercise of options by any independent director leaving the Board after at least ten years of service. The proposal to amend the Stock Option Plan is described in more detail in "Proposed Amendment of 1985 Stock Option Plan," and is to be voted upon by the shareholders at the Annual Meeting. Also, any independent director retiring from the Board after at least twenty years of service will receive $5,000 per year for five years after retirement.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table presents information relating to total compensation during the fiscal years ended December 31, 1996, 1995 and 1994, of the chief executive officer and the other Named Executives whose total salary and bonus exceeded $100,000 for the 1996 calendar year.

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                                                                              COMPENSATION
                                                                                 AWARDS
                                                ANNUAL COMPENSATION       ---------------------
            NAME AND                          -----------------------     SECURITIES UNDERLYING        ALL OTHER
       PRINCIPAL POSITION            YEAR     BASE SALARY      BONUS             OPTIONS            COMPENSATION (1)
---------------------------------    ----     -----------     -------     ---------------------     ----------------
John P. McCann                       1996      $ 335,000      $53,626             65,000                 $2,590
  President and Chief                1995        320,000       83,904             60,000                  2,887
  Executive Officer                  1994        290,000       95,700             70,000                  2,634

James Dolphin                        1996        186,000       35,000             32,500                  2,590
  Executive Vice President           1995        176,000       46,147             30,000                  2,887
  and Chief Financial Officer        1994        160,000       52,800             30,000                  2,634

Barry M. Kornblau                    1996        186,000       19,850             32,500                  2,590
  Senior Vice President              1995        176,000       46,147             30,000                  2,887
  and Director of Apartments         1994        160,000       52,800             30,000                  2,634

Richard B. Chess                     1996        130,000(2)    18,873                 --                  2,590
  Vice President and                 1995        120,000       31,464             22,500                  2,887
  Director of Acquisitions           1994        107,000       44,310             22,500                  2,634

Richard A. Giannotti                 1996        127,000       21,053             30,000                  2,590
  Vice President and                 1995        108,000       28,318             22,500                  2,887
  Director of Construction           1994         98,000       37,340             22,500                  2,634

---------------

(1) Represents contributions to the Profit Sharing Plan for each of the Named Executives. Messrs. McCann and Dolphin are trustees and participants in the Profit Sharing Plan.

(2) Does not include severance compensation paid to Mr. Chess in 1997.

EMPLOYMENT AGREEMENTS

     In October, 1982, the Company entered into employment agreements with Messrs. McCann and Dolphin and on January 1, 1991, entered into an employment agreement with Mr. Kornblau, who had not previously been employed by the Company. The employment agreements, which expire annually on December 31 but renew automatically for successive one year periods unless sooner terminated and are on substantially similar terms except for base compensation terms, provide annual base salaries for the executives, subject to increase at the discretion of the Board of Directors. The annual base salaries for the executives for 1996 are disclosed above in the Summary Compensation Table. The agreements also provide for annual incentive/bonus compensation, calculated as a percentage of base salary for the year, based upon the increase in funds from operations ("FFO") per share, the primary performance measurement of the Company, for the current year over the prior year, up to a maximum incentive/bonus equal to 33% of base salary. Except in the case of Mr. McCann, incentive/bonuses, as a percent of base salary, are equal to twice the percentage increase in FFO per share, so that, for example, a 10% increase in FFO per share will result in an incentive/bonus of 20% of base salary. Therefore, the maximum incentive/bonus is achieved when FFO per share increases by 16.5%. In December of 1996, the Compensation

Committee agreed that Mr. McCann's incentive/bonus, as a percentage of base salary, would equal three times the percentage increase in FFO per share, with a maximum incentive bonus of 50% of base salary. No incentive/bonus compensation will be payable under any employment agreement if the increase for the year in FFO per share is less than 5%. Either the Company or the executive may terminate the agreement by 90 days' notice or in the event that the Company is sold, merged or otherwise liquidated. The agreements with Messrs. McCann and Dolphin provide that, in either case, the executive is entitled to severance pay equal to his then current annual base salary plus a pro-rata portion of any incentive/bonus compensation payable for that year. The agreement with Mr. Kornblau provides that he is entitled to such severance pay only in the event that the Company is sold, merged or otherwise liquidated.

     In December of 1996, the Company entered into employment agreements with Messrs. Johnston, Schneider and Sherman, subject to the successful completion of the South West Merger. The employment agreements, which expire annually on December 31 but renew automatically for successive one year periods unless sooner terminated are on substantially similar terms except for base compensation terms and provide annual base salaries for the executives, subject to increase at the discretion of the Board of Directors. The agreements also provide for the payment of an incentive/bonus based upon individual and corporate performance objectives and for participation in the Stock Purchase Plan and the Stock Option Plan. Either the Company or the executive may terminate the agreement if the Company is merged, sold or consolidated and the Company is not the survivor, the Company is otherwise liquidated or there is another change of control. The agreements may also be terminated (i) by the executive by the giving of 45 days prior notice (90 days in the case of Mr. Schneider), or (ii) by the Company prior to October 1 of each year, with the effective date being December 31 of such year. The executive is entitled to severance compensation equal to (i) 13 weeks of his then current annual base salary if the termination is prior to January 1, 2000, which increases to 26 weeks on January 1, 2000, and 52 weeks on January 1, 2007, plus (ii) a pro rata portion of incentive/bonus compensation if the termination is after January 1, 1998. The Company may terminate the agreements at any time for cause, in which event the executive is not entitled to any severance compensation.

     The 1997 base salaries of the Named Executives with employment agreements are:

                                     NAME                                         BASE SALARY
------------------------------------------------------------------------------    -----------
John P. McCann................................................................     $ 355,000
John S. Schneider.............................................................       250,000
James Dolphin.................................................................       215,000
Barry M. Kornblau.............................................................       200,000
Robert F. Sherman.............................................................       186,000
David L. Johnston.............................................................       186,000

STOCK OPTIONS

     The following tables present information concerning stock options granted to and exercised by the chief executive officer and the other Named Executives of the Company during 1996. The Company does not grant stock appreciation rights.

                                          OPTION/SAR GRANTS IN LAST FISCAL YEAR (NOTE 1)
                           ----------------------------------------------------------------------------       POTENTIAL REALIZABLE
                                                     INDIVIDUAL GRANTS                                      VALUE AT ASSUMED ANNUAL
                           NUMBER OF SECURITIES       PERCENT OF TOTAL                                        RATES OF SHARE PRICE
                                UNDERLYING          OPTIONS/SARS GRANTED                                    APPRECIATION FOR OPTION
                              OPTIONS/SAR'S           TO EMPLOYEES IN        EXERCISE OR                              TERM
                               GRANTED (#)              FISCAL YEAR          BASE PRICE      EXPIRATION     ------------------------
         NAME                      (1)                      (2)               ($/SHARE)         DATE         5% ($)        10% ($)
-----------------------    --------------------     --------------------     -----------     ----------     ---------    -----------
John P. McCann                    65,000                    13.77%             $15.250        12/10/06      $ 546,504    $ 1,346,066
James Dolphin                     32,500                     6.89%              15.250        12/10/06        273,252        673,033
Barry M. Kornblau                 32,500                     6.89%              15.250        12/10/06        273,252        673,033
Richard B. Chess                      --                     0.00%              15.250        12/10/06             --             --
Richard A. Giannotti              30,000                     6.36%              15.250        12/10/06        252,233        621,261

---------------

(1) Stock options granted to employees on December 10, 1996, were granted at an exercise price of $15.25, which was the fair market value as of the date of the grant. The options vest as of December 31, 1997 and may not be exercised until, at the earliest, January 1, 1998, and expire on December 10, 2006 (the tenth anniversary of the date of grant).

(2) A total of 472,000 employee stock options were granted during 1996.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUE

                                                                                            VALUE OF UNEXERCISED
                             SHARES                            UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                            ACQUIRED          VALUE          AT FISCAL YEAR END (1)        AT FISCAL YEAR END (2)
         NAME              ON EXERCISE     REALIZED (2)     EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
-----------------------    -----------     ------------     -------------------------     -------------------------
John P. McCann                13,444         $ 99,990            231,204/203,132              $824,800/$479,846
James Dolphin                 26,888          199,980            60,542/129,626               344,448/ 274,874
Barry M. Kornblau              5,188           14,591            25,586/109,726               100,745/ 173,452
Richard B. Chess              11,700           72,656             87,000/    --                238,500/    --
Richard A. Giannotti          10,000           60,427            41,012/ 75,988               161,485/  84,515

---------------

(1) Includes unvested options for 65,000 shares, 32,500 shares, 32,500 shares and 30,000 shares granted to Messrs. McCann, Dolphin, Kornblau and Giannotti, respectively.

(2) These values are calculated based on the difference between the exercise price(s) and the fair market value of the stock, as determined by reference to the closing sale prices on the New York Stock Exchange (the "NYSE") as of the exercise date(s) or December 31, 1996, as appropriate.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Board has delegated to the Compensation Committee responsibility for developing and applying programs for compensating certain of the Company's executive officers. During 1996, the Compensation Committee consisted of three outside directors. In addition, as described below, John P. McCann, President of the Company, participates in establishing executive officer compensation for other Named Executives.

     Executive compensation consists of four components: base salary, performance compensation, incentive compensation, and long term compensation. Each component is discussed below.

     The President consults with the Compensation Committee as to the amount of his proposed base salary and that of the other Named Executives that were employed by the Company in 1996 (the "UDR Named Executives"). After consulting with the President and considering the factors discussed below, the Compensation Committee sets the base salaries. The compensation of the Named Executives not employed by the Company in 1996 (the "SWP Named Executives") is set forth in the employment agreements described under the heading "Employment Agreements," which were approved by the Compensation Committee based upon the recommendation of, and after consultation with, the President. The 1997 base salaries of the President and all Named Executives with employment agreements appear in the table under that heading.

     Factors considered by the Compensation Committee in setting base salaries include the performance of the Company, measured by both financial and non-financial objectives, individual accomplishments, any planned change of responsibility for the forthcoming year, salaries paid for similar positions within the real estate and REIT industry as published in industry statistical surveys and proposed base salary relative to that of other Named Executives. The predominating factor is the performance of the Company. The application of the remaining factors is subjective, with no particular factor being given more weight than the others. For the President, the Compensation Committee's perception of his performance is a factor. For the other Named Executives, the President's perception of their performance is also a factor. The market value of the Common Stock is not considered in setting base salaries.

     The performance of the Company is the most important factor in setting base salary. The Compensation Committee considers growth in FFO per share, the volume and quality of acquisitions, investment strategy, completed financings, execution of management's plan and objectives for the Company and other measures in assessing the Company's performance for the year, with the growth in FFO per share being an important factor. The Compensation Committee also considers how the accomplishments of the current year position the Company for succeeding years.

     The Compensation Committee believed that 1996 was a below average year for the Company in terms of financial results as measured by same property net operating income ("NOI") growth and FFO per share growth, and an above-average year in terms of execution of management's plan for the Company. Rent and other income growth exceeded expectations in 1996, but same property NOI growth was below projections. In addition to the South West Merger on December 31, 1996, the Company acquired 30 apartment communities containing 7,712 apartment homes, which included a portfolio of 18 apartment communities at a total cost of $321 million during 1996. The Company also implemented a $200 million medium-term note program in 1996. The Compensation Committee believed these accomplishments positively positioned the Company for succeeding years and were considered in setting base salaries for 1997.

     Performance compensation, in the form of incentive/bonuses, is provided for in the employment agreements of the President, the Executive and Senior Vice Presidents (other than Mr. Giannotti) summarized above under "Employment Agreements." For 1996, Messrs. Chess, Dolphin, Giannotti and Kornblau received performance compensation. This performance compensation, as a percentage of base salary, is a multiple of the percentage increase in FFO per share for the current year over the prior year, up to a maximum of 33% of base salary. Based upon the 5.3% per share increase in FFO, Mr. McCann earned performance compensation of 15.9% of his base salary, which was three times the rate of FFO per share growth. The other Named Executives earned performance compensation of 10.6% of their respective base salaries for 1996. The Compensation Committee also granted the President the discretion to award additional bonuses of up to 9.4% of base salary for special performance in 1996.

As a result, Mr. Dolphin was awarded an additional bonus of 9.4% of base salary because of his work on the long-term financing plan of the Company in implementing a medium term note program, the financing terms negotiated on the purchase of a portfolio of 18 properties and his work with the rating agencies. Messrs. Chess and Giannotti also received discretionary bonuses of $5,000 each for their work on the 18 property portfolio referenced above and the due diligence in connection with the South West Merger.

     Incentive and long term compensation are designed to attract, motivate and retain executives critical to the long term success of the Company, by promoting the alignment of executive interests and the interests of shareholders. Stock options and participation in the Stock Purchase Plan are the principal incentive and long term compensation vehicles. In selecting recipients and the size of their awards, their positions with the Company, their long term potential and prior awards are considered. The Compensation Committee believes option grants should either be made annually or vest annually on a generally consistent basis.

                             COMPENSATION COMMITTEE

  R. Toms Dalton, Jr.                John C. Lanford                C. Harmon
                                 Williams, Jr.

                                   PRESIDENT

                                 John P. McCann

PROPOSED AMENDMENT OF 1991 STOCK PURCHASE AND LOAN PLAN

     The Board has adopted and recommends that shareholders approve amendments of the Stock Purchase Plan which will (i) allow participation by key employees, in addition to officers of the Company, (ii) increase the number of shares that can be purchased from 600,000 to 1,400,000, (iii) provide that neither shares fully paid for by a participant nor shares purchased by a participant and reacquired by the Company from that participant shall be counted in any determination of the number of shares issued under the Stock Purchase Plan, and
(iv) extend the termination date from 2001 to 2010.

     Currently, the Stock Purchase Plan provides that only officers of the Company are eligible for participation. The Board believes that the Stock Purchase Plan, like the Stock Option Plan, is an effective incentive and long term compensation vehicle which is critical in motivating and retaining key employees by aligning their interests with those of the shareholders. The Company has grown substantially within the past three years, and the Board believes the goal of motivating and retaining key employees with ability and initiative, in addition to officers, is important to the future success of the Company.

     The Stock Purchase Plan currently authorizes the sale of 600,000 shares of Common Stock and terminates on October 29, 2001. Prior to the South West Merger, 585,500 shares had been sold. In December of 1996, the Board approved the sale of 30,000 shares to the SWP Named Executives as part of their compensation package, subject to shareholder approval. The Board believes that the Stock Purchase Plan is an effective incentive and long term compensation vehicle which is critical in motivating and retaining key employees by aligning their interest with those of the shareholders. Increasing the number of shares available for issuance will assure an adequate reservation for issuance of shares until the Stock Purchase Plan terminates. The Board also believes that eliminating shares purchased and fully paid for and shares reacquired from participants in determining the number of shares subject to the Stock Purchase Plan will stabilize the maximum number of such shares and make it unnecessary to seek shareholder approval of an increase in the maximum number for the forseeable future. Finally, the Board believes that extending the termination date of the Stock Purchase Plan, as proposed, will allow the Stock Purchase Plan to continue to be used as a mechanism to compensate key employees for a reasonable time. The increase in the number of shares is commensurate with the increase in the size of the Company since the adoption of the Stock Purchase Plan.

ELIGIBILITY

     Any officer of the Company who is selected by the Compensation Committee and is not a member of the Compensation Committee is eligible to participate in the Stock Purchase Plan. The proposed amendments would allow key employees selected by the Compensation Committee to participate in the Stock Purchase Plan.

ADMINISTRATION

     The Stock Purchase Plan is administered by the Compensation Committee, which has complete authority to interpret all provisions of the Stock Purchase Plan; to prescribe the form of agreements with participants; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Stock Purchase Plan; and to make all other determinations necessary or advisable for its administration of the Stock Purchase Plan. Any decision made, or action taken, by the Compensation Committee or in connection with the administration of the Stock Purchase Plan shall be final and conclusive.

GENERAL DESCRIPTION

     The Stock Purchase Plan currently authorizes the sale of 600,000 shares of Common Stock subject to adjustment in the event of stock dividends, stock splits or similar changes in the number of outstanding shares of Common Stock) to participants selected by the Compensation Committee at a price per share equal to the closing sale price of the Common Stock on the New York Stock Exchange (the "NYSE") on the date on which a participant executes and delivers an agreement to purchase shares pursuant to the Stock Purchase Plan (an "Agreement"), or, if the NYSE shall be closed on such date, the next preceding date on which the NYSE shall have been open. The proposed amendments would increase the number of authorized shares to 1,400,000 and provide that shares fully paid for by a participant and shares purchased by a participant and reacquired by the Company from that participant will not be counted in any determination of the number of shares issued under the Stock Purchase Plan until they are again purchased by the same or another participant.

     At the option of the participant, payment of the purchase price of Common Stock acquired under the Stock Purchase Plan shall be made in full in cash or a cash equivalent acceptable to the Compensation Committee, at the time of execution and delivery of the participant's Agreement, or by delivery to the Company of a note
(a "Note") in principal amount equal to the purchase price of the shares covered by the Agreement, less any partial cash payment made at the time of execution and delivery or for the full purchase price if no such partial cash payment is made, provided that the initial principal amount of the Note may in no event exceed the "Good Faith Loan Value" of such Common Stock. "Good Faith Loan Value" means "good faith loan value" as defined in Section 207.2(e) of Regulation G of the Board of Governors of the Federal Reserve System, 12 CFR 207.2(e).

     Each Note shall be executed and delivered by the participant and the participant's spouse, if any; shall be due and payable seven years after the date of purchase; shall bear interest payable quarterly on the first day of each February, May, August and November at the rate of 7% per annum, or such other rate determined by the Compensation Committee; shall become due and payable on the 90th day following cessation of the participant's employment by the Company; and shall be secured by a pledge of all Common Stock purchased by the participant pursuant to the Stock Purchase Plan. In the discretion of the Compensation Committee and on such terms and conditions as it may specify, pledged shares of Common Stock may be released from such pledge, provided that such release shall not cause the principal amount of the Note then outstanding to exceed the Good Faith Loan Value of the remaining pledged shares.

     Until a default under the Note, all pledged Common Stock shall be registered in the participant's name and the participant shall have all rights of a shareholder of the Company with respect to such Common Stock. The participant shall agree to remit to the Company all dividends paid on such Common Stock, to be applied first towards payment of interest on the Note accrued to the dividend payment date, and then towards reduction of principal of the Note. Any balance of any applied dividend payment remaining after prepayment of the Note in full shall be delivered to the participant.

     Before the second anniversary of the Note, no partial prepayment of the Note shall be deemed payment in full of the purchase price of any Common Stock purchased pursuant to the Stock Purchase Plan, entitling the participant to release of any Common Stock from the pledge thereof securing the Note, but each such prepayment shall be deemed a PRO RATA partial payment of the purchase price of all such Common Stock. A partial prepayment after the second anniversary of the Note which is attributable to a source other than remitted dividend payments may at the discretion of the participant be deemed payment in full for the number of whole shares of pledged Common Stock obtained by dividing the amount of such prepayment allocable to reduction of principal of the Note by the quotient obtained by dividing the principal amount of the Note outstanding before giving effect to such prepayment by the number of shares pledged, and at the request of the participant, shares deemed paid for in full shall be released from pledge, but only if the principal amount of the Note then outstanding will not exceed the Good Faith Loan Value of the remaining pledged Common Stock.

     Covenants in certain of the Company's loan agreements limit the aggregate number of shares of Common Stock that may be sold pursuant to the Stock Purchase Plan and the aggregate amount of all extensions of credit thereunder. The Company may be required to obtain waivers from the lender parties to the agreements in connection with sales pursuant to the amended Stock Purchase Plan.

SHARES SOLD PURSUANT TO THE STOCK PURCHASE PLAN

     Shares have been purchased pursuant to the Stock Purchase Plan since its inception as follows:

                                                                       NUMBER OF      AGGREGATE          AGGREGATE
                                                                        SHARES      PURCHASE PRICE    MARKET VALUE (1)
                                                                       ---------    --------------    ----------------
John P. McCann, President and Chief Executive Officer
  and Chairman of the Board of Directors............................     135,000      $1,496,875         $2,058,750

James Dolphin, Executive Vice President, Chief Financial
  Officer and Director..............................................      60,000         680,625            915,000

Barry M. Kornblau, Senior Vice President, Director of
  Apartments/Eastern Division and Director..........................      60,000         680,625            915,000

Richard A. Giannotti, Senior Vice President
  and Director of Acquisitions/Eastern Division.....................      41,250         470,156            629,063

Richard B. Chess, Vice President....................................      41,250         470,156            629,063

John S. Schneider, Executive Vice President
  and Vice Chairman of the Board of Directors.......................      10,000         153,750            152,500

Robert F. Sherman, Senior Vice President
  and Director of Apartments/Western Division.......................      10,000         153,750            152,500

All Named Executives as a group.....................................     357,500       4,105,937          5,451,875

All employees as a group............................................     585,500       7,062,750          8,928,875

---------------

(1) Based on the closing sale price of the Common Stock on March 14, 1997.

AMENDMENT OF THE STOCK PURCHASE PLAN

     The Board of Directors may amend the Stock Purchase Plan from time to time; provided that shareholder approval is required for any amendment that would increase the number of shares of Common Stock that may be sold pursuant to the Stock Purchase Plan or change the class of individuals eligible to participate.

SALES OF SHARES PURSUANT TO THE STOCK PURCHASE PLAN

     As of December 31, 1996, 585,500 shares of Common Stock had been sold pursuant to the Plan to 21 participants at various sale prices per share. On January 2, 1997, 20,000 shares were sold to two participants at the NYSE closing sale price per share of $15.375 (the "1997 Participants"). The shares and the Notes of the 1997 Participants were delivered in escrow providing that if the shareholders approve the amendments to the Stock Purchase Plan, (i) the shares will be delivered to the Company as security for the payment of the Notes, (ii) the Notes will be delivered to the Company, (iii) any Note payments made by the participants will be delivered, without interest, to the Company and credited against the participants' obligations under the Notes, and (iv) any dividends paid on the shares will be remitted, without interest, to the Company and credited against the participants' obligations under the Notes, or, if the shareholders fail to approve the Stock Purchase Plan amendments, (i) the Notes will be delivered to the participants, (ii) any Note payments made by the participants will be delivered, without interest, to the participants, (iii) the shares will be delivered to the Company for cancellation, and (iv) any dividends paid on the shares will be remitted, without interest, to the Company. While the shares are held in escrow, they may not be voted by the participants.

     Participants who purchased shares in the 1997 transactions include Messrs. Schneider and Sherman, who purchased 10,000 shares each at $15.375 per share.

PROPOSED AMENDMENT OF 1985 STOCK OPTION PLAN

     The Board has adopted and recommends that the shareholders approve amendments of the Stock Option Plan, which will allow independent directors leaving the Board with over ten years of service to exercise stock options upon the earlier to occur of (i) the date of termination of the stock options, or
(ii) the second anniversary of termination of service on the Board.

     Currently, options granted automatically to independent directors terminate 30 days after the director resigns or is removed from the Board, or 30 days after the annual meeting of shareholders at which the director's term expires, if the director does not stand or is not nominated for re-election or retires at that meeting. Key employees who participate in the Stock Option Plan are allowed an extended period of time to exercise options after 10 years of service. This amendment will amend the Stock Option Plan to allow independent directors leaving the Board who have served on the Board for at least 10 years the same exercise period with respect to their options. Since long-term independent directors are as critical to the success of the Company as long-term key employees, the Board believes the treatment of the two groups should be the same.

GENERAL

     The Stock Option Plan reserves a total of 4,200,000 shares of Common Stock (subject to adjustment pursuant to customary antidilution provisions) for issuance upon exercise of options granted under the Stock Option Plan. The Company has issued 454,744 options previously granted and options for 1,916,716 shares are outstanding, leaving 1,828,540 (138,140 of the options being terminated and reallocated to the Stock Option Plan as provided by Article V of the Stock Option Plan) shares currently available for options. The market value of the shares subject to outstanding options and reserved for future options under the Stock Option Plan was $57,115,154 based on the closing sale price of the Common Stock on the NYSE on March 14, 1997. Unless sooner terminated by the Board, the Stock Option Plan will terminate on December 31, 2002.

     The Stock Option Plan is intended to assist the Company in recruiting and retaining directors and key employees with ability and initiative by enabling directors and employees who contribute significantly to the Company to participate in its future success and to associate their interests with those of the Company. The Compensation Committee designates employees, including employees who are directors, to whom options are to be granted. Non-employee directors are granted options upon first being elected to the Board and annually as described under "Options -- Non-employee Directors." Options granted under the Stock Option Plan may be incentive stock options ("ISOs") qualifying for favorable federal income tax treatment under Section 422A of the Internal Revenue Code of 1981, as amended, or nonqualified stock options ("NQOs"), as determined by the Compensation Committee. Only NQOs may be granted to directors who are not also employees. All options granted under the Stock Option Plan are evidenced by agreements ("Option Agreements") between the Company and the Stock Option Plan participants that specify the terms and conditions of the options consistent with the provisions of the Stock Option Plan.

ADMINISTRATION

     The Compensation Committee administers the Stock Option Plan. Members of the Compensation Committee, like other members of the Board who are not employees, will be granted options as described under "Options -- Non-employee Directors."

OPTIONS

     Options granted under the Stock Option Plan are not transferable except at death. Options may be exercised in accordance with the Stock Option Plan and such other terms and conditions not prescribed by the Stock Option Plan as the Compensation Committee may prescribe in Option Agreements. No option will be exercisable after 10 years from the date the option was granted.

     EMPLOYEES. Any employee of the Company, including any executive officer of the Company and any employee who is a director, who, in the judgment of the Compensation Committee, has contributed or can be expected to contribute to the profits or growth of the Company, may be granted one or more options under the Stock Option Plan. The Compensation Committee determines the number of shares subject to each option granted by it.

     The price per share payable upon exercise of any option granted to an employee under the Stock Option Plan will be determined by the Compensation Committee but in the case of an ISO will not be less than the "Fair Market Value" of the Common Stock on the date of grant, which is the closing sale price of the Common Stock on the NYSE on such date, or, if the NYSE shall be closed on such date, or if the Common Stock is not traded on such date, the next preceding date on which the NYSE shall have been open and the Common Stock traded thereon. If an ISO is granted to an employee who owns, directly or by attribution, more than ten percent of the total combined voting power of all classes of stock of the Company, the option price per share may not be less than 110% of the per share fair market value of the Common Stock on the date of grant.

     An employee may not be granted ISOs that first become exercisable in a calendar year for Common Stock with a fair market value (determined as of the date of grant) that exceeds $100,000.

     An employee exercising an option may pay the purchase price in cash or a cash equivalent acceptable to the Compensation Committee. If the Option Agreement so provides, payment of all or part of the option price also may be made by surrendering shares of Common Stock to the Company provided the shares surrendered have a fair market value that is not less than the option price or part thereof in payment of which such shares are surrendered.

     NON-EMPLOYEE DIRECTORS. Each director who is not an employee of the Company will be granted options to purchase 2,000 shares of Common Stock on each date each director is elected or re-elected to the Board. The option price will in each case be the "Fair Market Value," as defined in the Stock Option Plan, of the Common Stock on the date of grant, and will be payable only in cash. Such options will be exercisable for a period of ten years from the date of grant (subject to earlier termination as described below) and will be immediately exercisable in whole or from time to time in part.

     In addition, on the date of his or her first being elected to the Board, a non-employee director will be granted options to purchase 5,000 shares of Common Stock at the Fair Market Value of the Common Stock on the date of grant. The option price of such options will be payable only in cash; such options will be exercisable for a period of five years from the date of grant (subject to earlier termination as described below) and will be immediately exercisable in whole or from time to time in part. If a director is first elected to the Board as a result of an acquisition of assets, by merger or otherwise, options will not be granted upon first being elected but options to purchase 2,000 shares of Common Stock will be granted upon re-election to the Board.

     Options granted to a non-employee director will terminate 30 days after the director resigns or is removed from the Board, or 30 days after the annual meeting of shareholders at which the director's term expires, if the director does not stand or is not nominated for re-election or retires at that meeting. If the proposed amendments to the Stock Option Plan are approved by the shareholders, options held by directors leaving the Board after at least ten years of service on the Board will terminate upon the earlier to occur of (i) the stated termination date of the option, or (ii) the second anniversary of termination of service on the Board.

AMENDMENT OF THE STOCK OPTION PLAN

     The Board may amend the Stock Option Plan in such respects as it deems advisable, but the shareholders must approve any amendment that would (i) increase the aggregate number of shares that may be issued under options, (ii) change the class of persons eligible to participate in the Stock Option Plan, or
(iii) otherwise materially increase the benefits accruing to participants in the Stock Option Plan. The provisions applicable to options to be granted to independent directors cannot be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employees Retirement Income Security Act or the rules thereunder. In addition, without a participant's consent, no amendment may adversely affect the rights of such participant under any option outstanding at the time the amendment is made.

FEDERAL INCOME TAX CONSEQUENCES

     The following discussion summarizes the Company's understanding of the more significant federal income tax consequences associated with the Stock Option Plan.

     The Company has been advised by counsel that, for federal income tax purposes, no income will be recognized by a participant when an option is granted. If an option is exercised, the federal income tax consequences will depend upon whether the option is an ISO or an NQO.

     No income will be recognized by a participant upon the exercise of an ISO (although the difference between the fair market value of the Common Stock on the date of exercise and the option price is an adjustment to income for purposes of determining the participant's alternative minimum taxable income). A participant will recognize income if and when he disposes of the shares acquired under the ISO. If the disposition occurs more than two years after the grant of the ISO and more than one year after the shares were transferred to him (the "ISO holding period"), the gain realized on such disposition will be characterized as long-term capital gain (which under current law is taxed at the same rate as ordinary income). If the disposition occurs prior to expiration of the ISO holding period, the participant will recognize, as ordinary income, the difference between the fair market value of the Common Stock on the date of exercise and the market price.

     The Company will not be entitled to a federal income tax deduction with respect to the grant or exercise of an ISO unless the participant disposes of Common Stock acquired thereunder prior to the expiration of the ISO holding period. In that event, the Company generally will be entitled to a deduction equal to the amount of ordinary income recognized by the participant.

     Upon the exercise of an NQO, the participant will recognize, as ordinary income, the difference between the option price and the fair market value of the Common Stock on the date the option is exercised. If the participant is then subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act"), the recognition of this income will be deferred for six months from the date of grant of the option. In such case, the ordinary income recognized at the end of that period will include any increase (or reflect any decrease) in the fair market value of the stock during that period. A person who is subject to the reporting requirements of Section 16 of the Exchange Act may elect to recognize income and have the amount of income determined as of the date of exercise by filing an "83(b) election" within thirty days of exercise.

     Any gain or loss that a participant realizes on a subsequent disposition of Common Stock acquired upon the exercise of an NQO will be treated as long-term or short-term capital gain or loss, depending on the period during which the participant held such shares.

     The exercise of an NQO will entitle the Company to claim a federal income tax deduction equal to the amount of income recognized by the participant.

     A participant's tax basis in Common Stock acquired under an ISO or NQO will equal the sum of (i) the option price that is paid to acquire such stock and
(ii) any amount that the participant is required to include in income upon the exercise of such right.

OPTIONS GRANTED PURSUANT TO THE STOCK OPTION PLAN

     Options have been granted pursuant to the Stock Option Plan since its inception as follows:

                                                                                                        NUMBER OF
                                                                                                        SHARES (1)
                                                                                                        ----------
John P. McCann, President and Chief Executive Officer
  and Chairman of the Board of Directors.............................................................     515,000

James Dolphin, Executive Vice President, Chief Financial
  Officer and Director...............................................................................     230,500

Barry M. Kornblau, Senior Vice President, Director of
  Apartments/Eastern Division and Director...........................................................     176,500

Richard A. Giannotti, Senior Vice President
  and Director of Acquisitions/Eastern Division......................................................     145,000

Richard B. Chess, Vice President.....................................................................     113,000

John S. Schneider, Executive Vice President
  and Vice Chairman of the Board of Directors........................................................      30,000

David L. Johnston, Senior Vice President
  and Director of Acquisitions/Western Division......................................................      30,000

Robert F. Sherman, Senior Vice President
  and Director of Apartments/Western Division........................................................      30,000

All Named Executives as a group......................................................................   1,270,000

All non-employee directors as a group................................................................      69,000

All employees as a group.............................................................................   2,440,600

---------------

(1) For additional information, see "Ownership of Equity Securities" and "Stock Options."

INDEPENDENT PUBLIC ACCOUNTANTS

     The Company from its inception has engaged the firm of Ernst & Young, LLP as its independent public accountants, and the Board selected Ernst & Young, LLP as auditors for 1997.

     Representatives of Ernst & Young, LLP will be present at the meeting, will be given the opportunity to make any statement they desire to make and will be available to respond to questions.

     The following graph indicates appreciation of $100 invested on December 31, 1991, in Company Common Stock ("UDR") and S&P 500 and NAREIT Equity REIT Total Return Index securities (excluding health care), assuming full reinvestment of dividends.

                               PERFORMANCE GRAPH

                                    [GRAPH]

                 1991    1992     1993     1994     1995    1996
NAREIT EQUITY    100    114.59   137.11   141.46   163.06   220.56
S&P 500          100    107.67   118.43   119.97   164.88   202.79
UDR              100    130.11   154.22   164.29   182.44   201.36

     The NAREIT Equity REIT Total Return Index (excluding health care) is published by the National Association of Real Estate Investment Trusts, Inc. Index data reflect monthly reinvestment of dividends and are based upon the monthly closing prices of shares of all tax-qualified equity REITs (real estate investment trusts at least 75% of whose gross invested assets are invested in real estate equities, excluding health care), including the Company, listed on the NYSE and the American Stock Exchange and traded in NASDAQ National Market System. At December 31, 1996, this Index included 159 equity REITs with a total market capitalization of $73.59 billion.

MATTERS TO BE PRESENTED AT THE 1998 ANNUAL MEETING OF SHAREHOLDERS

     Any qualified shareholder wishing to make a proposal to be acted upon at the Annual Meeting of Shareholders in 1998 must submit such proposal, to be considered by the Company for inclusion in the proxy statement, to the Company at its principal office in Richmond, Virginia, no later than December 15, 1997.

OTHER MATTERS

     Management knows of no matters other than those stated above likely to be brought before the Annual Meeting. However, if any matters not now known come before the Annual Meeting, the persons named in the enclosed proxy are expected to vote the shares represented by such proxy on such matters in accordance with their best judgment.

     THE COMPANY DEPENDS UPON ALL SHAREHOLDERS PROMPTLY SIGNING AND RETURNING THE ENCLOSED PROXY TO AVOID COSTLY SOLICITATION. YOU CAN SAVE THE COMPANY CONSIDERABLE EXPENSE BY SIGNING AND RETURNING YOUR PROXY AT ONCE.

                                   EXHIBIT A

                       UNITED DOMINION REALTY TRUST, INC.

                       1991 Stock Purchase and Loan Plan

                                   ARTICLE I
                                  DEFINITIONS

1.01. Affiliate means any "subsidiary" or "parent corporation" (within the meaning of Section 425 of the Code) of the Company.

1.02. Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant pursuant to which the Participant agrees to purchase Common Stock pursuant to this Plan.

1.03. Board means the Board of Directors of the Company.

1.04. Code means the Internal Revenue Code of 1986, as amended.

1.05. Committee means the Compensation Committee of the Board.

1.06. Common Stock means the Common Stock of the Company.

1.07. Escrow Agreement means a written agreement (including any amendment or supplement thereto) between the Company, a Participant and an escrow agent effecting the escrow contemplated by Article XIII.

1.08. Fair Market Value means, on any given date, the closing sale price of the Common Stock on the NYSE on such date, or, if the NYSE shall be closed on such date, the next preceding date on which the NYSE shall have been open.

1.09. Good Faith Loan Value means "good faith loan value" as defined in
Section 207.2(e) of Regulation G of the Board of Governors of the Federal Reserve System, 12 CFR 207.2(e).

1.10. Note means the Participant's promissory note evidencing his obligation to pay for Common Stock as provided in Section 7.01.

1.11. Note Year means any period of one year beginning with the date of the Note or any anniversary of such date.

1.12. NYSE means the New York Stock Exchange.

1.13. Participant means an employee of the Company or of an Affiliate who satisfies the requirements of Article IV and is selected by the Committee to participate in the Plan.

1.14. Plan means the United Dominion Realty Trust, Inc. 1991 Stock Purchase and Loan Plan.

1.15. Plan Documents means the Plan, the Note, the Agreement and the Escrow Agreement.

1.16. Pledged Shares means all shares of Common Stock which at the time of determination are pledged to secure the Note.

1.17. Company means United Dominion Realty Trust, Inc.

                                   ARTICLE II

                                    PURPOSES

The Plan is intended to assist the Company in recruiting and retaining key employees with ability and initiative by enabling employees who contribute significantly to the Company or an Affiliate to participate in its future success and to associate their interests with those of the Company and its shareholders through the purchase of Common Stock. The proceeds received by the Company from the sale of Common Stock pursuant to this Plan shall be used for general corporate purposes.

                                  ARTICLE III

                                 ADMINISTRATION

The Plan shall be administered by the Committee. The Committee shall have authority to sell Common Stock to Participants upon such terms (not inconsistent with the provisions of this Plan) as the Committee may consider appropriate. Such terms may include, but are not limited to, conditions (in addition to those contained in this Plan) relating to the obligation of a Participant to sell, or of the Company to purchase, Common Stock upon the Participant's termination of employment with the Company and its Affiliates or upon the Participant's death. In addition, the Committee shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of this Plan. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made, or action taken, by the Committee or in connection with the administration of this Plan shall be final and conclusive. No member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement. All expenses of administering this Plan shall be borne by the Company.


                                   ARTICLE IV

                                  ELIGIBILITY

4.01. General. Any key employee of the Company or of any Affiliate (including any corporation that becomes an Affiliate after the adoption of this Plan) who is selected by the Committee may purchase Common Stock pursuant to this Plan. A person who is a member of the Committee may not participate in this Plan.

4.02. Offers. The Committee will specify the number of shares of Common Stock that each Participant may purchase under this Plan and the terms and conditions of each purchase. In determining the number of shares of Common Stock that each Participant may purchase, the Committee shall take into account the Fair Market Value of the Common Stock. Each sale of Common Stock under this Plan shall be evidenced by an Agreement which shall be subject to applicable provisions of this Plan and to such other provisions not inconsistent with this Plan as the Committee may approve for the particular sale transaction.

                                   ARTICLE V

                    NUMBER OF SHARES AVAILABLE FOR PURCHASE

The maximum aggregate number of shares of Common Stock that may be issued under this Plan is 1,400,000, subject to adjustment as provided in Article VIII. Neither (a) shares purchased and fully paid for by a Participant nor (b) shares purchased by a Participant and reacquired by the Company (until and unless they are again purchased by the same or another Participant) from that Participant will be counted in any determination of the number of shares issued under this Plan.

                                   ARTICLE VI

                                 PURCHASE PRICE

The price per share for Common Stock purchased by a Participant under this Plan shall be the Fair Market Value on the date the Participant executes and delivers an Agreement.

                                  ARTICLE VII

                           PAYMENT OF PURCHASE PRICE

7.01. Payment. At the option of the Participant, payment of the purchase price of Common Stock acquired under this Plan shall be made in full in cash or a cash equivalent acceptable to the Committee, at the time of execution and delivery of the Participant's Agreement, or by delivery to the Company of a Note in principal amount equal to the purchase price of the shares covered by the Agreement, less any partial cash payment made at the time of execution and delivery, or for the full purchase price if no such partial cash payment is made, provided that the initial principal amount of the Note may in no event exceed the Good Faith Loan Value of such Common Stock.

7.02. Terms of Note. Each Note shall be in substantially the form of Exhibit 1 hereto, with such variations conforming to this paragraph as shall be appropriate under the circumstances. Each Note shall be executed and delivered by the Participant and the Participant's spouse, if any; shall be due and payable seven years after the date of purchase; shall bear interest payable quarterly on the first day of each February, May, August and November; and shall be secured by a pledge of all Common Stock purchased by the Participant pursuant to the Plan. In the discretion of the Committee and on such terms and conditions as it may specify, Pledged Shares may be released from such pledge, provided that such release shall not cause the principal amount of the Note then outstanding to exceed the Good Faith Loan Value of the remaining Pledged Shares.

7.03. Shareholder Rights in Pledged Shares. Until a default under the Note, all Pledged Shares shall be registered in the Participant's name and the Participant shall have all rights of a shareholder of the Company with respect to such Pledged Shares.

7.04. Dividends on Pledged Shares. The Participant shall agree to remit to the Company all dividends paid on the Pledged Shares, to be applied first towards payment of interest on the Note accrued to the dividend payment date, and then towards reduction of principal of the Note. Any balance of any applied dividend payment remaining after prepayment of the Note in full shall be delivered to the Participant.

7.05. Effect of Prepayment of Note. During the first two Note Years, no partial prepayment of the Note shall be deemed payment in full of the purchase price of any Common Stock purchased pursuant to this Plan, entitling the Participant to release of any Pledged Shares from the pledge thereof securing the Note, but each such prepayment shall be deemed a pro rata partial payment of the purchase price of all such Common Stock. A partial prepayment after the second Note Year which is attributable to a source other than dividend payments remitted pursuant to Section 7.04 may at the discretion of the Participant be deemed payment in full for the number of whole Pledged Shares obtained by dividing the amount of such prepayment allocable to reduction of principal of the Note by the quotient of division of the principal amount of the Note outstanding before giving effect to such prepayment by the number of Pledged Shares, and at the request of the Participant, Pledged Shares deemed paid for in full shall be released from pledge, but only if the principal amount of the Note then outstanding will not exceed the Good Faith Loan Value of the remaining Pledged Shares.

                                  ARTICLE VIII

                     ADJUSTMENT UPON CHANGE IN COMMON STOCK

Should the Company effect one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or other similar changes in capitalization, then this Plan shall continue to apply to the number and kind of securities which a holder of the number of shares of Common Stock then subject to this Plan immediately before the effective time of such change in capitalization would hold immediately thereafter.

The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, this Plan.

                                   ARTICLE IX

             COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

No Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements) and the rules of all domestic stock exchanges on which the Company's shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock purchased under this Plan may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations. No Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

                                   ARTICLE X

                               GENERAL PROVISIONS

10.01. Effect on Employment. Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any individual any right to continue in the employ of the Trust or an Affiliate or in any way affect any right and power of the Trust or an Affiliate to terminate the employment of any employee at any time with or without assigning a reason therefor.

10.02. Unfunded Plan. The Plan shall be unfunded and the Company shall not be required to segregate any assets at any time for purposes of this Plan. Any liability of the Company to any person under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrances on, any property of the Company.

10.03. Rules of Construction. Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

                                   ARTICLE XI

                                   AMENDMENT

The Board may amend from time to time or terminate this Plan; provided, however, that no amendment may become effective until shareholder approval is obtained if the amendment (i) increases the aggregate number of shares of Common Stock that may be sold pursuant to this Plan or (ii) changes the class of individuals eligible to become Participants.

                                  ARTICLE XII

                                DURATION OF PLAN

No Common Stock may be sold under this Plan after December 31, 2010.

                                  ARTICLE XIII

                             EFFECTIVE DATE OF PLAN

Shares of Common Stock in excess of those authorized under this Plan may be sold upon its adoption by the Board, provided that no such sale shall be effective unless this Plan is approved by a majority of the votes entitled to be case by the Company's shareholders, voting either in person or by proxy, at a duly held shareholders' meeting within twelve months of such adoption. If Common Stock is sold following the adoption by the Board but before the requisite shareholder approval is obtained, the certificates evidencing such Common Stock and the purchase price (including all Notes) and any dividends payable on such shares shall be held in escrow until the earlier of (i) the date the requisite shareholder approval is obtained or (ii) the anniversary of the Plan's action by the Board.

                                                                       Exhibit 1

                                PROMISSORY NOTE

$                                                         Richmond, Virginia

FOR VALUE RECEIVED, the undersigned (The "Participant" or the "Maker") and, if the Participant is married at the date of execution of this Note, the undersigned spouse of the Participant (also a "Maker"), promises (or if there shall be two Makers, both jointly and severally promise) to pay to the order of
UNITED DOMINION REALTY TRUST, INC. (the "Company"), on       ,    , at the
principal office of the Company in Richmond, Virginia, or at such other place as the holder hereof may designate in writing, in lawful money of the United States
of America, the sum of              Dollars ($     ), with interest thereon
payable in arrears on the first days of each February, May, August and November until this Note is paid in full, at the rate of __% per annum.

        Optional Prepayment. The Maker (or if there shall be two Makers, each Maker) shall have the right to prepay this Note in whole at any time or in part from time to time without penalty on any amount so prepaid.

        Mandatory Prepayment. This Note has been executed and delivered in payment of the purchase price of shares of Common Stock of the Company (the "Shares") purchased by the Participant pursuant to the Company's 1991 Stock Purchase and Loan Plan. If at any time before payment of this Note in full, the Participant shall sell any of the Shares, the Maker agrees (or if there shall be two Makers, both jointly and severally agree) to prepay this Note immediately upon receipt of the net proceeds of such sale in an amount equal to the lesser of 100% of such net proceeds or the outstanding principal of this Note and accrued interest to the date of such prepayment.

        All prepayments, mandatory or optional, shall be applied first to payment of accrued interest and then to reduction of outstanding principal.

        If any payment under this Note is not made when due, all unpaid principal and accrued interest under this Note may, at the option of the holder, be declared immediately due and payable. If the Participant ceases to be employed by the Company or by any "subsidiary" or "parent corporation" (within the meaning of Section 425 of the Internal Revenue Code of 1986, as amended) of the Company, all such principal and accrued interest shall become due and payable on the 90th day following cessation of such employment without declaration or notice of any kind. If proceedings under the federal Bankruptcy Code or under any other law, state or federal, for the relief of debtors are filed by or against the Maker (or if there shall be two Makers, either Maker) and not dismissed within 60 days after filing, all such principal and accrued interest shall become immediately due and payable without declaration or notice of any kind. No failure by the holder of this Note to exercise any right hereunder shall be or be deemed to be a waiver of such right or of any remedy consequent thereon.

        Presentment, demand and notice of dishonor are hereby waived, and the Maker agrees (or if there shall be two Makers, both jointly and severally agree) to be bound for the payment hereof notwithstanding any agreement for the extension of the due date of any payment made by the holder after the maturity thereof.

        The Maker agrees (or if there shall be two Makers, both jointly and severally agree) to pay all collection expenses, court costs and reasonable attorneys' fees incurred in collection of this Note or any part hereof. References to the Maker or Makers shall include the Maker or Makers and all endorsers, sureties, guarantors and other obligors hereon.

        This Note is secured by a pledge of the Shares pursuant to the terms of the Plan. Dividends on the Shares shall be applied towards prepayment hereof, and Shares shall or may be released from such pledge, all as provided in the Plan.

                                     _________________________________ (SEAL)

                                     _________________________________ (SEAL)

                                   EXHIBIT B

           UNITED DOMINION REALITY TRUST, INC. 1985 STOCK OPTION PLAN

                                   ARTICLE I

                                  DEFINITIONS

1.01 Affiliate means any "subsidiary" or "parent" corporation (within the meaning of Section 422A of the Code) of the Company.

1.02 Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an Option granted to such Participant.

1.03 Board means the Board of Directors of the Company.

1.04 Code means the Internal Revenue Code of 1954, as amended, and the Internal Revenue Code of 1986, as amended.

1.05 Committee means the Compensation Committee of the Board.

1.06 Common Stock means the Common Stock of the Company.

1.07 Company means United Dominion Realty Trust, Inc.

1.08 Director means a member of the Board who is not employed by the Company or an Affiliate.

1.09 Director Option means an Option granted to a Director.

1.10 ERISA means the Employee Retirement Income Security Act of 1974, as amended.

1.11 Fair Market Value means, on any given date, the closing sale price of the Common Stock on the NYSE on such date, or, if the NYSE shall be closed on such date, or if the Common Stock is not traded on the NYSE on such date, the next preceding date on which the NYSE shall have been open and the Common Stock traded thereon.

1.12 NYSE means the New York Stock Exchange.

1.13 Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock, at the price set forth in an Agreement.

1.14 Participant means an employee of the Company or an Affiliate, including such an employee who is also a member of the Board, who satisfies requirements of Article IV and is selected by the Committee to receive an Option.

1.15 Plan means the United Dominion Realty Trust, Inc. 1985 Stock Option Plan.

1.16 Stated Termination Date means the date specified in or determined pursuant to an Agreement on which the Option which is the subject of such Agreement terminates.

1.17 Ten Percent Shareholder means any individual owning more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of an Affiliate. An individual shall be considered to own any voting stock owned (directly or indirectly) by or for brothers, sisters, spouse, ancestors or lineal descendants and shall be considered to own proportionately any voting stock owned (directly or indirectly) by or for a corporation, partnership, estate or trust of which such individual is a shareholder, partner or beneficiary.

                                   ARTICLE II

                                    PURPOSES

The Plan is intended to assist the Company in recruiting and retaining Directors and key employees with ability and initiative by enabling Directors and employees who contribute significantly to the Company or an Affiliate to participate in its future success and to associate their interests with those of the Company. It is further intended that Options granted under the Plan shall constitute "incentive stock options" within the meaning of Section 422A of the Code, but no Option shall be invalid for failure to qualify as an incentive stock option. The proceeds received by the Company from the sale of Common Stock pursuant to the Plan shall be used for general corporate purposes.

                                  ARTICLE III

                                 ADMINISTRATION

The Plan shall be administered by the Committee. The Committee shall have authority to grant Options upon such terms (not inconsistent with the provisions of the Plan) as it may consider appropriate. Such terms may include conditions (in addition to those contained in the Plan) upon the exercisability of all or any part of an Option. Notwithstanding any such conditions, the Committee, in its discretion, may accelerate the time at which any Option, other than a Director Option, may be exercised; provided, however, that no acceleration shall affect the applicability of Section 7.04 (relating to the order in which incentive stock options may be exercised) or Section 4.02 (relating to the maximum number of shares for which an incentive stock option may be exercisable in any calendar year). In addition, the Committee shall have complete authority to interpret all provisions of the Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of the Plan. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting the power or authority of the Committee. Any decision made, or action taken, by the Committee in connection with the administration of the Plan shall be final and conclusive. No member of the Committee shall be liable for any act done in good faith with respect to the Plan or any Agreement or Option. All expenses of administering the Plan shall be borne by the Company.

                                   ARTICLE IV
                                  ELIGIBILITY

4.01 General. Any employee (including an employee who is a member of the Board) of the Company or of any Affiliate (including any corporation that becomes an Affiliate after the adoption of the Plan) who, in the judgment of the Committee, has contributed or can be expected to contribute to the profits or growth of the Company or such Affiliate may, and each Director will, be granted one or more Options. All Options granted under the Plan shall be evidenced by Agreements that shall be subject to applicable provisions of the Plan and to such other provisions consistent with the Plan as the Committee may adopt. No Participant may be granted incentive stock options (under all incentive stock option plans of the Company and Affiliates) which are first exercisable in any calendar year for stock having an aggregate fair market value (determined as of the date an option is granted) exceeding $100,000.

4.02 Grants to Employees. The Committee will designate employees to whom Options are to be granted and will specify the number of shares of Common Stock subject to each grant.

4.03 Director Options. Each Director will be granted Options to purchase 2,000 shares of Common Stock on each date each director is elected or re-elected to the Board. The option price of such Director Options will in each case be the Fair Market Value on the date of grant and will be payable only in cash. Such Director Options will be exercisable for a period of ten (10) years from the date of grant (subject to earlier termination as described below) and will be immediately exercisable in whole or from time to time in part.

In addition, on the date of his or her first being elected to the Board, a Director will be granted options to purchase 5,000 shares of Common Stock at the Fair Market Value on the date of grant. The option price of such Director Options will be payable only in cash; such Director Options will be exercisable for a period of five (5) years from the date of grant (subject to earlier termination as described below) and will be immediately exercisable in whole or from time to time in part.

Notwithstanding anything to the contrary in this Section 4.03, a Director first elected to the Board pursuant to any agreement relating to the acquisition, by merger or otherwise, of assets by the Company or any Affiliate or to the sale by the Company of its securities will not be granted Options upon being first elected, but such Director will be granted Options to purchase 2,000 shares of Common Stock as provided herein upon being re-elected to the Board.

Options granted to a Director will terminate 30 days after the Director resigns or is removed from the Board, or 30 days after the annual meeting of shareholders at which the Director's term expires, if the Director does not stand or is not nominated for re-election or retires at that meeting. Notwithstanding the foregoing, if, at the date of such resignation or removal or at the date of such annual meeting of shareholders, as the case may be, such Director has completed at least ten (10) years of service on the Board (including, as such service, service as a director of a corporation whose assets are acquired by the Company, by merger or otherwise), Options held by such Director on such date will terminate upon the earlier of (i) the second anniversary of such date or (ii) the Termination Date of such Options.

The provisions of this Section 4.03 will control in the event of any inconsistency with other provisions of the Plan and may not be varied by the Committee in any Agreement.

                                   ARTICLE V

                            STOCK SUBJECT TO OPTIONS

The maximum aggregate number of shares of Common Stock that may be issued pursuant to Options granted under the Plan is 4,200,000 subject to adjustment as provided in Article IX. If an Option is terminated, in whole or in part, for any reason other than its exercise, the number of shares of Common Stock allocated to the Option or portion thereof may be reallocated to other Options to be granted under the Plan.

                                   ARTICLE VI

                                  OPTION PRICE

The price per share for Common Stock purchased by the exercise of any Option granted under the Plan shall be determined by the Committee on the date the Option is granted; provided, however, that the price per share shall not be less than the Fair Market Value on the date of grant in the case of Option that is an incentive stock option, and that in the case of a Director Option the price per share shall be the Fair Market Value. In addition, the price per share shall not be less than 110% of such Fair Market Value in the case of an Option that is an incentive stock granted to a Participant who is a Ten Percent Shareholder on the date the Option is granted.

                                  ARTICLE VII

                              EXERCISE OF OPTIONS

7.01 Maximum Option Period. No Option shall be exercisable after the expiration of ten years from the date the Option was granted. The terms of any Option not prescribed by the Plan may provide that it is exercisable for a period less than such maximum period.

7.02 Nontransferability. Any Option granted under the Plan shall be nontransferable except by will or by the laws of descent and distribution and, during the lifetime of the Participant to whom the Option is granted, may be exercised only by the Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

7.03 Employee Status. For purposes of determining the applicability of Section 422A of the Code and Section 7.01, the Board may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.

7.04 Nonexercisability While Previously Granted Option Outstanding. No Option which is an incentive stock option and which was granted before January 1, 1987 shall be exercisable by a Participant while that Participant has outstanding (within the meaning of Subsection 422A(c)(7) of the Code) any option which was granted before the Option was granted and which is an incentive stock option to purchase stock in the Company, in a corporation that (at the time the Option was granted) was an Affiliate, or in a predecessor of any of such corporations.

                                  ARTICLE VIII

                               METHOD OF EXERCISE

8.01 Exercise. Subject to the provisions of Articles VII and X, an Option other than a Director Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine. An Option granted under the Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. Such partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with the Plan with respect to remaining shares subject to the Option.

8.02 Payment. Payment of the Option price shall be made in cash or, in the case of Options other than Director Options, a cash equivalent acceptable to the Committee. If the Agreement provides, payment of all or a part of the Option price may be made by surrendering shares of Common Stock to the Company. If Common Stock is used to pay all or part of the Option price, the shares surrendered must have a Fair Market Value (determined as of the day preceding the date of exercise) that is not less than such price or part thereof.

8.03 Shareholders' Rights. No Participant shall, as a result of receiving any Option, have any rights as a shareholder until the date he exercises such Option.

                                   ARTICLE IX

                     ADJUSTMENT UPON CHANGE IN COMMON STOCK

Should the Company effect one or more stock dividends, stock split-ups, subdivisions or consolidations of shares, or other similar changes in capitalization, the maximum number of shares as to which Options may be granted under the Plan shall be proportionately adjusted and the terms of options shall be adjusted as the Board shall determine to be equitably required. Any determination made under this Article IX by the Board shall be final and conclusive.

The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, Options.

                                   ARTICLE X

             COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

No Option shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under the Plan except in compliance with all applicable federal and state laws and regulations and rules of all domestic stock exchanges on which the Common Stock may be listed. The Company shall have the right to rely on the opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock for which an Option is exercised may bear such legends and statements as the Board may deem advisable to assure compliance with federal and state laws and regulations. No Option shall be exercised, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under the Plan until the Company has obtained such consent or approval as the Board may deem advisable from regulatory bodies having jurisdiction over such matters.

                                   ARTICLE XI

                               GENERAL PROVISIONS

11.01 Effect on Employment. Neither the adoption of the Plan, its operation, nor any documents describing or referring to the Plan (or any part thereof) shall confer upon any Board member any right to continue on the Board or to confer upon any employee any right to continue in the employ of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to remove any Board member or terminate the employment of any employee at any time with or without assigning a reason thereof.

11.02 Unfunded Plan. The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under the Plan. Any liability of the Company to any person with respect to any grant under the Plan shall be based solely upon any contractual obligations that may be created pursuant to the Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

11.03 Rules of Construction. Headings are given to the articles and sections of the Plan solely as a convenience to facilitate reference. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

                                  ARTICLE XII

                                   AMENDMENT

The Board may amend or terminate the Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if the amendment (i) increases the aggregate number of shares that may be issued under Options or (ii) changes the class of persons eligible to become Participants or (iii) otherwise materially increase the benefits accruing to Participants. Section 4.03 may not be amended more than once every six months, other than to comport with changes in the Code, ERISA or the rules thereunder. No amendment shall, without a Participant's consent, adversely affect any rights of such Participant under any Option outstanding at the time such amendment is made.

                                  ARTICLE XIII

                                DURATION OF PLAN

No Option may be granted under the Plan after December 31, 2002. Options granted before such date shall remain valid in accordance with their terms.

                                  ARTICLE XIV

                             EFFECTIVE DATE OF PLAN

Options may be granted under the Plan upon its adoption by the Board, provided that no Option will be effective unless the Plan is approved (at a duly held shareholders' meeting within twelve months of such adoption) by shareholders holding a majority of the Company's outstanding voting stock.

Proxy Solicited by the                                   Shares of Common Stock
Board of Directors
                       United Dominion Realty Trust, Inc.
                         ANNUAL MEETING OF SHAREHOLDERS
                                   May 6, 1997

      The undersigned hereby appoints John P. McCann and John S. Schneider as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote all shares of Common Stock of the undersigned in United Dominion Realty Trust, Inc. at the Annual Meeting of Shareholders to be held on May 6, 1997, and at any and all adjournments thereof:


                   (Please date and sign on the reverse side)


This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR election of all nominees for the Board of Directors who are listed, and FOR the amendments to the 1991 Stock Purchase Plan and the 1985 Stock Option Plan.

1. ELECTION OF DIRECTORS
   FOR all nominees listed (excepted as written to the contrary)  [  ]

   Vote Witheld for all nominees listed                           [  ]

     Nominees:  Jeff C. Bane,  R. Toms  Dalton,  Jr.,  James  Dolphin,  Barry M.
          Kornblau, John C. Lanford, John P. McCann, H. Franklin Minor, Lynne B. Sagalyn, Mark J. Sandler, Robert W. Scharar, John S. Schneider and C. Harmon Williams, Jr.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

----------------------------------------------------------------------

2.  AMENDMENTS TO STOCK PURCHASE PLAN                FOR      AGAINST   ABSTAIN

                                                     [  ]       [  ]      [  ]

3.  AMENDMENTS TO STOCK OPTION PLAN                  FOR      AGAINST   ABSTAIN
                                                     [  ]       [  ]      [  ]

Dated: ___________________________________ , 1997

-------------------------------------------------

-------------------------------------------------
                   (Signature)

Please sign exactly as your name(s) appear(s) on this proxy. Only one owner of jointly owned shares need sign. When signing in a representative capacity, please give title. PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY USING THE ENCLOSED ENVELOPE.